[Name and Address of Proxy Solicitor]


                            INVESCO ASIAN GROWTH FUND
                          INVESCO SPECIALTY FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999


This proxy is being solicited on behalf of the Board of Directors of INVESCO Specialty Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Asian Growth Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.


The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                     [X] KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY
                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                            INVESCO ASIAN GROWTH FUND
                        INVESCO INTERNATIONAL FUNDS, INC.

VOTE ON DIRECTORS                     FOR   WITHHOLD   FOR
                                      ALL      ALL     ALL
                                                       EXCEPT

4. Election of the Company's Board   /__/     /__/     /__/    To withhold
   of Directors; (1) Charles W.                                authority to
   Brady; (2) Fred A. Deering; (3)                             vote for any
   Mark H. Williamson;                                         individual
   (4) Dr. Victor L. Andrews;                                  nominee(s), mark
   (5) Bob R. Baker; (6) Lawrence                              "For All Except"
   H. Budner; (7) Dr. Wendy Lee                                and write the
   Gramm; (8) Kenneth T. King;                                 nominee's number
   (9) John W. McIntyre; and                                   on the line
   (10) Dr. Larry Soll                                         below.

VOTE ON PROPOSALS                                      FOR     AGAINST  ABSTAIN

1. Approval of an Agreement and Plan of                /__/     /__/     /__/
   Reorganization and Termination under
   which INVESCO Pacific Basin Fund
   ("Pacific Basin Fund"), a series of
   INVESCO International Funds, Inc.,
   ("International Funds") would acquire
   all of the assets of the Fund in
   exchange solely for shares of Pacific
   Basin Fund and the assumption by
   Pacific Basin Fund of all of the
   Fund's liabilities, followed by the
   distribution of those shares to the
   shareholders of the Fund.

2. Approval of an Agreement and Plan of                /__/     /__/     /__/
   Conversion and Termination providing
   for the conversion of the Fund from a
   separate series of the Company to a
   separate series of International
   Funds, all as described in the
   accompanying Prospectus/Proxy
   Statement.

3. Approval of changes to the                          /__/     /__/     /__/
   fundamental investment policies:

/_/To vote against the proposed changes
   to one or more of the specific
   fundamental investment policies, but
   to approve others, PLACE AN "X" IN
   THE BOX AT LEFT and indicate the
   letter(s) (as set forth in the proxy
   statement) of the investment policy
   or policies you do not want to change
   on the line on the reverse side. IF
   YOU CHOOSE TO VOTE DIFFERENTLY ON
   INDIVIDUAL RESTRICTIONS, YOU MUST
   MAIL IN YOUR PROXY CARD. IF YOU
   CHOOSE TO VOTE THE SAME ON ALL
   RESTRICTIONS PERTAINING TO YOUR FUND,
   TELEPHONE AND INTERNET VOTING ARE
   AVAILABLE.

5. Ratification of the selection of                    /__/     /__/     /__/
   PricewaterhouseCoopers LLP as the Fund's
   Independent Public Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO1-800-733-1885.


Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.


------------------------------------------------- ------------------------------
Signature                                         Date


------------------------------------------------- ------------------------------
Signature (Joint Owners)                          Date


[Back]

To vote against the proposed changes to
one or more of the specific fundamental
investment policies, indicate the
letter(s) (as set forth in the proxy
statement) of the investment policy or
policies you do not want to change on
the line at the right.  IF YOU CHOOSE
TO VOTE DIFFERENTLY ON INDIVIDUAL        3.    ---------------------------------
RESTRICTIONS, YOU MUST MAIL IN YOUR
PROXY CARD.  IF YOU CHOOSE TO VOTE THE
SAME ON ALL RESTRICTIONS PERTAINING TO
YOUR FUND, TELEPHONE AND INTERNET
VOTING ARE AVAILABLE.